Exhibit 99.1

Media and Investor contact:

Justine Carlson

Investor Relations

312.292.5130

investorinfo@ryerson.com

Ryerson to Host Conference Call on Wednesday, October 30th to Discuss Third Quarter 2019 Results

(Chicago – October 2, 2019) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss third quarter 2019 financial results for the period ended September 30, 2019, on Wednesday, October 30th, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. Ryerson will report earnings after the market closes on Tuesday, October 29th.

Ryerson Holding Corporation’s Third Quarter 2019 Conference Call Details:

DATE: Wednesday, October 30, 2019

TIME: 10:00 a.m. ET / 9:00 a.m. CT

DIAL-IN: 833-241-7253 (Domestic) / 647-689-4217 (International)

CONFERENCE ID: 7394599

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,600 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.